Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 25, 2013, with respect to the consolidated financial statements of Infinity Cross Border Acquisition Corporation included in the Registration Statement on Form S-4 (file No. 333-193387) effective April 11, 2014, which is incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8.

/s/ Ziv Haft
Certified Public Accountants (Isr)
BDO Member Firm

Tel Aviv, Israel
August 21, 2014